UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

On January 10, 2012, we entered into separate Warrant Amendment Agreements (the “Agreements”) with each of the six individuals and entities identified in Item 3.02 below (the “Investors”) who had, on that date, acquired from five funds affiliated with Security Investors, LLC warrants for the purchase of an aggregate of 5,633,344 shares of our Common Stock (collectively, the “Warrants”):

Pursuant to the Agreements, we agreed to amend the Warrants to change the exercise prices of the Warrants from $0.30 per share to $0.095 per share and the Investors agreed to exercise all of the Warrants immediately for cash.

The shares of our Common Stock issuable upon exercise of the Warrants have been registered for re-sale to the public pursuant to an effective registration statement on Form S-1 filed under the Securities Act of 1933 (Registration Statement No. 333-175227) (the “Registration Statement”). In the Warrant Amendment Agreement, we agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) an amendment or supplement to the prospectus constituting part of the Registration Statements (the “Prospectus”) to identify the Investors as selling stockholders of such shares. We also agreed to prepare and file with the Commission any amendments to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus to be current and useable by the Investors for re-sales of such shares until such date as all shares covered by the Registration Statement have been sold (or, if earlier, with respect to each Investor, until such Investor may re-sell all of the registered shares held by him or it to the public without registration in reliance on Rule 144 under the Securities Act without limitation as to volume and without the requirement of any notice filing).

The form of Warrant Amendment Agreement and Notice of Exercise was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on January 4, 2012.

Item 3.02 — Unregistered Sales of Equity Securities.

Also on January 10, 2012, pursuant to the Warrant Amendment Agreements reported in Item 1.01 of this Current Report on Form 8-K, the Investors identified below exercised the Warrants for the purchase of an aggregate of 5,633,344 shares of our Common Stock at an exercise price, in cash, of $0.095 per share (or $535,167.68 in the aggregate) as follows:

Investor	Number of Shares
Ron Craft	1,000,000 shares
Jack and Mary Garson	182,609 shares
Francis Howard	2,000,000 shares
Patrick and Zoe Lynch	1,000,000 shares
Niamh O’Reilly	1,000,000 shares
Bruce M. Robinson	450,735 shares

Each Investor has represented that he or it is an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and that he or it was acquiring his or its Warrant and would acquire the shares of our Common Stock issued upon exercise of such Warrant for investment for his or its own account and not with a plan or present intention to distribute such shares.

The shares of our Common Stock were issued to the Investors in a transaction not involving a public offering and without registration under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of such Act. For its services in connection with these transactions, we paid Dawson James Securities, Inc., a registered broker-dealer, a fee of $37,462.

We intend to use the net proceeds from the exercise of the Warrants (after payment of fees and expenses) for general working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2012

THERMOENERGY CORPORATION

(Registrant)

By:        /s/ Cary G. Bullock

Name: Cary G. Bullock

Title: President and Chief Executive Officer